Exhibit (d)(2)

Form of Investment Advisory Agreement

Exhibit (d)(2)

INVESTMENT ADVISORY AGREEMENT

between

THE FBR FUNDS

and

MONEY MANAGEMENT ADVISERS, INC.

AGREEMENT made as of the __ day of _____, 2003, by and between The FBR Funds, a Delaware statutory trust which may issue one or more series of shares of beneficial interest (the “Trust”), and Money Management Advisers, Inc., a District of Columbia corporation (the “Adviser”).

WHEREAS, the Trust is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the Trust desires to retain the Adviser to furnish investment advisory services to each of the series listed on Schedule A (each, a “Fund” and collectively, the “Funds”), individually and not jointly, and the Adviser represents that it is willing and possesses legal authority to so furnish such services;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

1.

The Trust hereby employs the Adviser to manage the investment and reinvestment of the assets of a Fund and to administer the affairs of such Fund, subject to the control of the Officers and Board of Trustees of the Trust, for the period and on the terms set forth in this Agreement.  The Adviser hereby accepts such employment and agrees during such period to render the services and to assume the obligations herein set forth, for the compensation herein provided.

2.

The Adviser assumes and shall pay or reimburse each Fund for: (1) all expenses in connection with the management of the investment and reinvestment of the assets of a Fund, except that the Fund assumes and shall pay all brokers’ commissions and issue and transfer taxes chargeable to the Fund in connection with securities transactions to which the Fund is a party; (2) the compensation (if any) of those trustees and officers of the Trust who are also partners of the Adviser, or directors, officers or employees of the Adviser or of partners of the Adviser; and (3) all expenses not hereinafter specifically assumed by the Trust where such expenses are incurred by the Adviser or by the Trust in connection with the administration of the affairs of the Fund.

3.

The Trust assumes and shall pay or reimburse the Adviser for a Fund’s taxes, corporate fees, interest expenses (if any) and its allocable share of all charges, costs and expenses incurred in connection with: (1) maintaining its offices, determining from time to time the net assets of the Fund, maintaining its books and records, and preparing, reproducing and filing its tax returns and reports to governmental agencies; (2) auditing its financial statements; (3) the payment and disbursement of dividends and distributions by the Fund, and in the custody of the cash, securities and other assets of the Fund; (4) stockholders’ and trustees’ meetings, and preparation, printing and distribution of all reports and proxy materials; (5) legal services rendered to the Fund; (6) retaining and compensating those trustees, officers and employees of the Trust who are not partners of the Adviser or who do not serve as officers or employees of the Adviser or of partners of the Adviser; (7) maintaining appropriate insurance coverage for the Trust and its trustees and officers; and (8) its membership in trade associations.

4.

At the request of the Trust, the Adviser shall make available to each Fund all necessary office facilities, equipment, and personnel that the Fund may require.  Such office facilities, equipment, personnel, and services, the charges and expenses for which are to be paid by the Trust under the provisions of this Section 2, may be provided for or rendered to the Trust by the Adviser and billed to the Trust at the Adviser’s cost.

5.

In connection with the management of the investment and reinvestment of the assets of each Fund, the Adviser is authorized to buy and sell marketable debt obligations of the United States Government, its agencies and instrumentalities, and money market obligations secured by such obligations for the Fund and is directed to use its best efforts to obtain the best available price and most favorable execution with respect to all such transactions for the Fund.

6.

As compensation for the services to be rendered and the charges and expenses to be assumed and paid by the Adviser as provided in Section 2, each Fund shall pay to the Adviser out of Fund assets an annual fee, computed and accrued daily and paid in arrears monthly, at the rate set forth opposite each Fund’s name on Schedule A, which shall be a percentage of the average daily net assets of the Fund (computed in the manner set forth in the Fund’s most recent Prospectus and Statement of Additional Information) determined as of the close of business on each business day throughout the month.

7.

In the event of termination of this Agreement, the fee shall be computed on the basis of the period ending on the last business day on which this Agreement is in effect subject to a pro rata adjustment based on the number of days elapsed in the current fiscal quarter as a percentage of the total number of days in such quarter.

8.

The trustees of the Trust acknowledge that, in further consideration of the services of the Adviser hereunder, the Adviser has reserved for itself all rights to, and interest in, the name “The FBR Funds” or any similar name, and that use of the name shall continue only with the continuing consent of the Adviser, which consent may be withdrawn at any time, effective immediately upon written notice thereof to the Trust.

9.

Subject to and in accordance with the governing instruments of the Trust and the Adviser, respectively, the trustees, officers, agents, and stockholders of the Trust are or may be interested in the Adviser (or any successor thereof); partners of the Adviser are or may be interested in the Trustee as trustees, officers, stockholders or otherwise; the Adviser (or any successor) is or may be interested in the Fund as a stockholder or otherwise.  The effect of any such interrelationships shall be governed by said governing instruments and provisions of the Investment Company Act of 1940.

10.

This Agreement shall continue in effect until two years from the date hereof and thereafter only so long as such continuance is approved at least annually by votes of the Trust’s Board of Trustees, including the votes of a majority of the trustees who are not parties to such Agreement or interested persons of any such party, in person at a meeting called for the purpose of voting on such approval.  In addition the question of continuance of the Agreement may be presented to stockholders of a Fund; in such event, such continuance shall be effected only if approved by the affirmative vote of a majority of the outstanding voting securities of each Fund voting as a single class.  Provided, however, that (1) this Agreement may at any time be terminated without payment of any penalty either by vote of the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of a Fund, on sixty days written notice to the Adviser, (2) this Agreement shall automatically terminate in the event of its assignment (within the meaning of the Investment Company Act of 1940), and (3) this Agreement may be terminated by the Adviser on sixty days written notice to the Trust.  Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed post paid, to the other party at any office of such party.

11.

As used in Section 10, the terms “interested persons” and “vote of a majority of the outstanding securities” shall have the respective meanings set forth in Section 2(a) (19) and Section 2(a) (42) of the Investment Company Act of 1940.

12.

The services of the Adviser to the Trust hereunder are not to be deemed exclusive, and the Adviser shall be free to render similar services to others so long as its services hereunder are not impaired thereby.  The Adviser shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

13.

The Adviser will notify the Trust of any change in the membership of such partnership within a reasonable time after such change, pursuant to Section 205 of the Investment Advisers Act of 1940.

14.

 No provision of this Agreement shall be deemed to protect the Adviser against any liability to the Trust, a Fund or its stockholders to which it might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of its duties or the reckless disregard of its obligations under this Agreement.  Nor shall any provision hereof be deemed to protect any trustee or officer of the Trust against any such liability to which he might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of his duties or the reckless disregard of his obligations.  If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed on the day and year first above written.

WITNESS:	THE FBR FUNDS, on behalf of the Funds listed on Schedule A, individually and not jointly
________________________________	By:_______________________________

WITNESS:	MONEY MANAGEMENT ADVISERS, INC.
________________________________	By:_______________________________

Schedule A

Name of Fund

Fee*

FBR Fund for Government Investors

0.50% of the first $500 million of net assets, 0.45% of the next $250 million of net assets, 0.40% of the next $250 million of net assets, and 0.35% of the net assets over $1 billion.

______________________________

*

As a percentage of average daily net assets.   Note, however, that the Adviser shall have the right, but not the obligation, to voluntarily waive any portion of the advisory fee from time to time.

INVESTMENT ADVISORY AGREEMENT

BETWEEN

THE FBR FUNDS

AND

MONEY MANAGEMENT ADVISERS, INC.

AGREEMENT made as of the __ day of _____, 2003, by and between The FBR Funds, a Delaware statutory trust which may issue one or more series of shares of beneficial interest (the “Trust”), and Money Management Advisers, Inc., a District of Columbia corporation (the “Adviser”).

WHEREAS, the Trust is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the Trust desires to retain the Adviser to furnish investment advisory services to each of the series listed on Schedule A (each, a “Fund” and collectively, the “Funds”), individually and not jointly, and the Adviser represents that it is willing and possesses legal authority to so furnish such services;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

1.

The Trust hereby employs the Adviser to manage the investment and reinvestment of the assets of each Fund and to administer the affairs of each Fund, subject to the control of the officers and Board of Trustees of the Trust, for the period and on the terms set forth in this Agreement.  The Adviser hereby accepts such employment and agrees during such period to render the services and to assume the obligations set forth, for the compensation herein provided.  The Adviser is hereby expressly permitted to hire a subadviser to manage the assets of the Trust.

2.

The Adviser assumes and shall pay or reimburse each Fund for:  (a)  all expenses in connection with the management of the investment and reinvestment of the assets of such Fund, except that each Fund assumes and shall pay all broker’s commissions and issue and transfer taxes chargeable to the Fund in connection with securities transactions to which the Fund is a party; (b)  the compensation (if any) of those trustees and officers of the Trust who also serve as partners of the Adviser, or directors, officers or employees of the Adviser or of partners of the Adviser; and (c)  all expenses not hereinafter specifically assumed by the Trust or a Fund where such expenses are incurred by the Adviser or by the Trust in connection with the administration of the affairs of the Fund.

The Trust assumes and shall pay or reimburse the Adviser for the Fund’s taxes, corporate fees, interest expenses (if any) and its allocable share of all charges, costs and expenses incurred in connection with :  (a) maintaining its offices, determining from time to time the net assets of the Fund, maintaining its books and records, and preparing, reproducing and filing its tax returns and reports to governmental agencies; (b) auditing its financial statements; (c) providing stock certificates representing shares of the Fund and the services rendered in the registration or transfer of such shares, in the payment and disbursement of dividends and distributions by the Fund, and in the custody of the cash, securities and other assets of the Fund; (d) stockholders’ and trustees’ meetings, and preparation, printing and distribution of all reports and proxy materials; (e) printing the Fund’s prospectus on at least an annual basis, and distributing it to its then-existing shareholders; (f) legal services rendered to the Fund; (g) retaining and compensating those trustees, officers and employees of the Trust who do not also serve as partners of the Adviser, or directors, officers of employees of the Adviser or of partners of the Adviser; (h) maintaining appropriate insurance coverage for the Trust and its trustees and officers; and (i) its membership in trade associations.

At the request of the Trust, the Adviser shall make available to each Fund all necessary office facilities, equipment and personnel that the Fund may require.  Such office facilities, equipment, personnel and services, the charges and expenses of which are to be paid by the Fund under the provisions of this Section 2, may be provided for or rendered to the Fund by the Adviser and billed to the Fund at the Adviser’s cost.

3.

In connection with the management of the investment and reinvestment of the assets of each Fund, the Adviser is authorized on behalf of such Fund, to place orders for the execution of the Fund’s portfolio transactions in accordance with the applicable policies of the Fund as set forth in the Fund’s registration statements under the Securities Act of 1933 and the Investment Company Act of 1940, as such registration statements may be amended from time to time, and is directed to use its best efforts to obtain the best available price and most favorable execution with respect to all such transactions for the Fund.

4.

As compensation for the services which the Adviser is to provide or cause to be provided pursuant to Paragraph 3, each Fund shall pay to the Adviser out of Fund assets an annual fee, computed and accrued daily and paid in arrears monthly, at the rate set forth opposite each Fund’s name on Schedule A, which shall be a percentage of the average daily net assets of the Fund (computed in the manner set forth in the Fund’s most recent Prospectus and Statement of Additional Information) determined as of the close of business on each business day throughout the month.

In the event of termination of this Agreement, the fee shall be computed on the basis of the period ending on the last business day on which this Agreement is in effect subject to a pro rata adjustment based on the number of days elapsed in the current month as a percentage of the total number of days in such month.

5.

The trustees of the Trust acknowledge that, in further consideration of the services of the Adviser hereunder, the Adviser has reserved for itself all rights to, and interest in, the name “The FBR Funds” or any similar name, and that use of the name shall continue only with the continuing consent of the Adviser, which consent may be withdrawn at any time, effective immediately upon written notice thereof to the Trust.

6.

Subject to and in accordance with the governing instruments of the Trust and of the Adviser respectively, trustees, officers, agents and stockholders of the Trust are or may be interested in the Adviser (or any successor thereof) as partners or otherwise; partners and agents of the Adviser are or may be interested in the Trust as trustees, officers, agents, stockholders or otherwise; the Adviser (or any successor) is or may be interested in the Trust as a stockholder or otherwise; and the effect of any such interrelationships shall be governed by said governing instruments and the applicable provisions of the Investment Company Act of 1940.

7.

This Agreement shall continue in effect until two years from the data hereof, and thereafter only so long as such continuance is approved at least annually by votes of a majority of the Trust’s Board of Trustees, including the votes of a majority of the trustees who are not parties to such Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval.  In addition, the question of continuance of this Agreement may be presented to stockholders of the Fund; in such event, such continuance shall be effected only if approved by the affirmative vote of a majority of the outstanding voting securities of a Fund.  Provided, however, that (a) this Agreement may at any time be terminated without payment of any penalty either by vote of the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of a Fund, on sixty days prior written notice to the Adviser, (b) this Agreement shall automatically terminate in the event of its assignment (within the meaning of the Investment Company Act of 1940), and (c) this Agreement may be terminated by the Adviser on sixty days prior written notice to a Fund.  Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed post paid, to the other party at any office of such party.

As used in this Section 6, the terms “interested persons” and “vote of a majority of the outstanding securities” shall have the respective meanings set forth in Section 2(a)(19) and Section 2(a)(42) of the Investment Company Act of 1940.

8.

The services of the Adviser to each Fund hereunder are not to be deemed exclusive, and the Adviser shall be free to render similar services to others so long as its services hereunder are not impaired thereby.  The Adviser shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent any Fund in any way or otherwise be deemed an agent of any Fund.

9.

No provision of this Agreement shall be deemed to protect the Adviser against any liability to a Fund or its stockholders to which it might otherwise be subject by reasons of any willful misfeasance, bad faith or gross negligence in the performance of its duties or the reckless disregard of its obligations under this Agreement.  Nor shall any provision hereof be deemed to protect any director or officer of the Trust against any such liability to which he might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of his duties or the reckless disregard of his obligations.  If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

WITNESS:	THE FBR FUNDS, on behalf of the Funds listed on Schedule A, individually and not jointly
________________________________	By:_______________________________

WITNESS:	MONEY MANAGEMENT ADVISERS, INC.
________________________________	By:_______________________________

Schedule A

Name of Fund

Fee*

FBR Maryland Tax-Free Portfolio

0.625%

FBR Virginia Tax-Free Portfolio

0.625%

FBR Tax-Free Money Market Portfolio

0.50%

______________________________

*

As a percentage of average daily net assets.   Note, however, that the Adviser shall have the right, but not the obligation, to voluntarily waive any portion of the advisory fee from time to time.